Exhibit 5.1 Tel-Aviv, March 18, 2024 Pagaya Technologies Ltd. Azrieli Sarona Bldg, 54th Floor 121 Derech Menachem Begin Tel-Aviv 6701203 Israel Ladies and Gentlemen: We have acted as the Israeli counsel to Pagaya Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale by the Company of 7,500,000 Class A ordinary shares (the “Offered Shares”), no par value, of the Company (“Ordinary Shares”) pursuant to a registration statement on Form F-3 (Registration Statement No. 333-274862) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related base prospectus which forms a part of and is included in the Registration Statement and the prospectus supplement, dated March 13, 2024 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement”). This opinion is being rendered in connection with the offering and sale by the Company of the Offered Shares pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated March 13, 2024, entered into between the Company and Citigroup Global Markets Inc., as representative of the several underwriters identified on Schedule II thereto (the “Underwriters”). In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus Supplement, the Company’s Articles of Association, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the original documents of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of natural persons. As to all questions of fact material to the opinion set forth below that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinions expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention. We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel. On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Offered Shares to be sold pursuant to the Underwriting Agreement, as described in the Registration Statement and the Prospectus Supplement, have been duly authorized and upon delivery of the Offered Shares and payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Company’s report on Form 6-K submitted to the Commission on March 18, 2024 which is incorporated by reference into the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement.

2 In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus Supplement, including this opinion as an exhibit or otherwise. Very truly yours, /s/ Goldfarb Gross Seligman & Co.